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                                                                       EXHIBIT 5

                           WILMER, CUTLER & PICKERING

                                2445 M Street, N.W.
                          Washington, D.C. 20037-1420
                            Telephone (202) 663-6000
                            Facsimile (202) 663-6363

                                          June 9, 1998

Workflow Management, Inc.
240 Royal Palm Way
Palm Beach, Florida 33480

Gentlemen:

    As special counsel for Workflow Management, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1, first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on February 19, 1998, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on May 1, 1998, Amendment No. 2 to the Registration Statement filed with the Commission on May 18, 1998, Amendment No. 3 to the Registration Statement filed with the Commission on June 4, 1998, and Amendment No. 4 to the Registration Statement filed with the Commission on June 9, 1998, as may be further amended or supplemented (collectively, the "Registration Statement"), with respect to the distribution (the "Distribution") of up to 14,625,268 shares of the Common Stock, $.001 par value (the "Common Stock"), of the Company by U.S. Office Products Company (the "Shares") in a spin-off transaction.

    In connection with the foregoing, we have examined (i) the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on February 12, 1998, (ii) the Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of Delaware on February 26, 1998; (iii) the By-Laws of the Company; (iv) the form of stock certificate for Common Stock of the Company, and (v) such records of the corporate proceedings of the Company, such certificates of public officials and such other documents as we deemed necessary to render this opinion.

    Based on such examination and assumption, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

2. The Shares will be duly authorized and when distributed in accordance with the Registration Statement will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to us in the Prospectus which is part of the Registration Statement.

                                          Very truly yours,

                                          WILMER, CUTLER & PICKERING

                                          By: /S/ THOMAS W. WHITE
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                                            Thomas W. White, a partner